UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

BDCA Venture, Inc.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In connection with the solicitation of proxies for the 2015 Annual Meeting of Stockholders of BDCA Venture, Inc. (the “Company”) in person, by mail or electronic delivery, or by telephone or facsimile transmission:  (i) by the directors or officers of the Company, (ii) by the officers, employees or agents of the Company’s investment adviser, BDCA Venture Adviser, LLC (the “Adviser”), or (iii) by Georgeson, Inc., the Company’s proxy solicitor, the following additional materials may be used and are hereby being filed with the U.S. Securities and Exchange Commission.

FOR IMMEDIATE RELEASE

BDCA Venture, Inc. Urges Shareholders to Vote
FOR BDCV’s Director Nominees on the WHITE Proxy Card

July 6, 2015 – Greenwood Village, Colorado – BDCA Venture, Inc., a closed-end fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (“BDCV” or the “Company”) (Nasdaq:  BDCV), reminds stockholders to vote on the WHITE proxy card FOR all Company director nominees (Laurence W. Berger, Timothy J. Keating, Leslie D. Michelson and J. Taylor Simonton) at the Annual Stockholders Meeting on July 9, 2015.

If you have NOT already voted, please immediately vote the WHITE proxy card FOR all BDCV director nominees to ensure that your vote will be received in time and counted.  Voting by telephone or Internet is the best way for shareholders to ensure that their votes will be counted at the Annual Meeting.  The deadline for telephone and Internet voting is Wednesday, July 8, 2015 at 11:59 p.m. Eastern time.

Please discard any green proxy card received from Bulldog.

Even if you have previously returned a green proxy card distributed by Bulldog, you may change your vote and support BDCV’s director nominees.  Only your latest dated, validly executed vote will count.

If your proxy materials have been lost or misplaced, you may obtain them in one of the following ways:

●	registered stockholders may contact Georgeson at (866) 628-6079 and Georgeson will provide the annual meeting materials; and

●	beneficial stockholders need to contact their broker to obtain the annual meeting materials and ask for the WHITE management control number.

About BDCA Venture, Inc.

BDCA Venture, Inc. (www.BDCV.com) is a closed-end fund regulated as a business development company under the Investment Company Act of 1940, as amended, that seeks to maximize total return by generating current income through debt investments in growth companies and, to a lesser extent, through capital appreciation.  BDCV’s shares are listed on Nasdaq under the ticker symbol “BDCV.”

To be added to BDCV’s email distribution list to receive quarterly newsletters and other announcements, please visit our website at www.BDCV.com.

Investor Relations Contact:

Andrew G. Backman
Investor Relations / Public Relations
abackman@rcscapital.com
(917) 475-2135

Matthew L. Furbish
Investor Relations
Mfurbish@rcscapital.com
(917) 475-2153